Exhibit 99.1
SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
The following table presents selected historical consolidated financial and operating data of Targa Resources Partners LP. The information contained herein should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Exhibit 99.2) and “Supplemental Consolidated Financial Statements” (Exhibit 99.3) contained in this Form 8-K. See “Basis of Presentation” included under Note 2 to our Supplemental Consolidated Financial Statements for information regarding the retrospective adjustment of our financial information for the years 2005 through 2009 in conjunction with our acquisitions of entities under common control.
The selected historical financial data was derived from Targa accounting records and prepared in accordance with generally accepted accounting principles in the United States. Financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 is derived from the audited Supplemental Consolidated Financial Statements included herein. Selected financial data for prior periods not covered by audited financial statements is prepared on a basis consistent with the Supplemental Consolidated Financial Statements included in this filing.

	Targa Resources Partners LP (1)(4)
	Year Ended December 31,
	2009	2008	2007	2006	2005 (2)(3)
	(In millions, except operating, per unit and price data)
Statement of operations data:
Revenues (5) (11)	$4,503.8	$8,030.1	$7,285.3	$6,109.1	$1,827.9
Product Purchases (5)	3,792.9	7,217.2	6,516.4	5,418.7	1,630.8

Gross margin (6)	710.9	812.9	768.9	690.4	197.1
Operating expenses	234.4	274.3	246.5	222.4	53.4

Operating margin (7)	476.5	538.6	522.4	468.0	143.7
Depreciation and amortization expenses	166.7	156.8	143.6	149.3	27.0
General and administrative expenses	118.5	97.3	94.4	82.5	29.1
Other	(3.6)	13.4	(0.1)	—	—

Income from operations	194.9	271.1	284.5	236.2	87.6
Other income (expense):
Interest expense from affiliate	(97.7)	(112.6)	(113.7)	—	—
Interest expense allocated from Parent	(10.0)	(4.6)	(19.4)	(181.6)	(32.3)
Other interest income (expense), net	(52.1)	(38.9)	(20.6)	(5.1)	—
Equity in earnings of unconsolidated investment	5.0	14.0	10.1	10.0	(3.8)
Gain (loss) on debt repurchases	(1.5)	13.1	—	—	(3.7)
Gain (loss) on mark-to-market derivative instruments	(30.9)	76.4	(104.2)	33.7	(74.0)
Other	0.7	19.6	(0.8)	0.9	(0.1)

Income before income taxes	8.4	238.1	35.9	94.1	(26.3)
Income tax expense	(1.2)	(2.9)	(2.9)	(3.7)	—

Net income (loss)	7.2	235.2	33.0	90.4	(26.3)
Less: Net income (loss) attributable to noncontrolling interest	19.3	33.1	28.7	26.0	7.4

Net income (loss) attributable to Targa Resources Partners LP	$(12.1)	$202.1	$4.3	$64.4	$(33.7)

Net income (loss) attributable to predecessor operations	$(66.7)	$110.7	$(23.8)
Net income attributable to general partner	10.4	7.0	0.6
Net income attributable to limited partners	44.2	84.4	27.5

Net income (loss) attributable to Targa Resources Partners LP	$(12.1)	$202.1	$4.3

Net income per limited partner unit — basic and diluted	$0.86	$1.83	$0.81

Weighted average limited partner units outstanding — basic and diluted	51.2	46.2	34.0

	Targa Resources Partners LP (1)(4)
	Year Ended December 31,
	2009	2008	2007	2006	2005 (2)(3)
	(In millions, except operating, per unit and price data)
Operating data:
Plant natural gas inlet, MMcf/d (8)(9)	2,139.8	1,846.4	1,982.8	1,863.3	400.8
Gross NGL production, MBbl/d	118.3	101.9	106.6	106.8	31.8
Natural gas sales, Bbtu/d	598.4	532.1	526.5	501.2	313.5
NGL sales, MBbl/d	279.7	286.9	320.5	300.2	58.2
Condensate sales, MBbl/d	4.7	3.8	3.9	3.8	1.6
Average realized prices: (10)
Natural gas, $/MMBtu	3.83	8.19	6.46	6.79	8.45
NGL, $/gal	0.79	1.39	1.18	1.02	0.84
Condensate, $/Bbl	56.25	91.31	70.01	63.67	55.17
Balance sheet data (at year end):
Property, plant and equipment, net	$2,526.6	$2,595.8	$2,412.0	$2,377.9	$2,516.6
Total assets	3,152.8	3,348.6	3,712.5	3,302.7	3,441.4
Long-term allocated debt	151.8	141.8	—	—	—
Long-term affiliate debt	764.8	1,484.4	1,367.6	1,286.3	1,766.1
Long-term debt, less current maturities	908.4	696.8	626.3	—	—
Total equity	728.3	594.4	652.8	890.7	1,095.2
Cash flow data:
Net cash provided by (used in):
Operating activities	$422.9	$550.2	$493.3	$440.9	$147.3
Investing activities	(94.6)	(247.1)	(118.4)	(58.0)	(26.2)
Financing activities	(380.6)	(249.5)	(310.3)	(135.4)	(104.8)
Cash dividends declared per unit	2.07	1.97	1.24	N/A	N/A

(1)	These supplemental consolidated financial statements update the supplemental consolidated financial statements and financial information included in our Form 8-K dated August 9, 2010 to reflect our acquisitions of Targa Resources, Inc.’s Versado System and Targa’s Venice Operations as transfers of assets under common control. The previous August 9, 2010 supplemental consolidated financial statements updated the consolidated financial statements and financial information included in our Annual Report on Form 10-K for the year ended December 31, 2009 to reflect our acquisition of the Permian and Straddle Systems from Targa, also accounted for as a transfer of assets under common control.

(2)	Includes the results of Versado for the period from October 31, 2005 (the date at which the assets were acquired by Targa) through December 31, 2005.

(3)	Includes the Targa Venice Operations which includes the business operations and activities of Targa for the period from October 31, 2005 (the date at which the assets were acquired by Targa) through December 31, 2005.

(4)	Includes the Targa Venice Operations which includes the business operations and activities of Targa for the period from January 1, 2006 through December 31, 2009.

(5)	During 2009, we reclassified NGL marketing fractionation and other service fees to revenues that were originally recorded in product purchase costs. The reclassification increased revenues and product purchases for 2008, 2007, 2006 and 2005 by $28.7 million, $27.6 million, $20.3 million and $3.9 million.

(6)	Gross margin is revenues less product purchases. See “Non-GAAP Financial Measures.”

(7)	Operating margin is gross margin less operating expenses. See “Non-GAAP Financial Measures.”

(8)	Plant natural gas inlet represents the volume of natural gas passing through the meter located at the inlet of a natural gas processing plant.

(9)	Plant natural gas inlet volumes include producer take-in-kind, while natural gas sales exclude producer take-in-kind volumes.

(10)	Average realized prices include the impact of cash flow hedging activities.

(11)	Includes business interruption insurance revenues of $13.3 million, $32.9 million and $7.3 million for 2009, 2008 and 2007.

Non-GAAP Financial Measures
Gross Margin. With respect to our Natural Gas Gathering and Processing segments, we define gross margin as total operating revenues, which consist of natural gas and NGL sales plus service fee revenues, less product purchases, which consist primarily of producer payments and other natural gas purchases. With respect to our Logistics Assets segment we define gross margin as total revenues, which consists primarily of service fee revenues. With respect to our Marketing and Distribution segment, we define gross margin as total revenues, which consists primarily of service fee revenues and NGL sales, less cost of sales, which consists primarily of NGL purchases, related distribution costs and changes in inventory valuation.
Operating Margin. With respect to our Natural Gas Gathering and Processing segments, our Logistics Assets segment and our Marketing and Distribution segment, we define operating margin as gross margin less operating expense.
The GAAP measure most directly comparable to gross margin and operating margin is net income. The non-GAAP financial measures of gross margin and operating margin should not be considered as an alternative to GAAP net income. Gross margin and operating margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider gross margin and operating margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because gross margin and operating margin exclude some, but not all, items that affect net income and are defined differently by different companies, our definition of gross margin and operating margin may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Management compensates for the limitations of gross margin and operating margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into its decision-making processes. Management reviews gross margin and operating margin monthly for consistency and trend analysis. Based on this monthly analysis, management takes appropriate action to maintain positive trends or to reverse negative trends. Management uses gross margin and operating margin as important performance measures of the core profitability of our operations.
The following tables reconcile the non-GAAP financial measures used by management to their most directly comparable GAAP measures for the periods indicated:

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(In millions)
Reconciliation of gross margin and operating margin to net income (loss):
Gross margin	$710.9	$812.9	$768.9	$690.4	$197.1
Operating expenses	(234.4)	(274.3)	(246.5)	(222.4)	(53.4)

Operating margin	476.5	538.6	522.4	468.0	143.7
Depreciation and amortization expenses	(166.7)	(156.8)	(143.6)	(149.3)	(27.0)
General and administrative and other operating expenses	(114.9)	(110.7)	(94.3)	(82.5)	(29.1)
Interest expense, net	(159.8)	(156.1)	(153.7)	(186.7)	(32.3)
Income tax expense	(1.2)	(2.9)	(2.9)	(3.7)	—
Gain (loss) on debt repurchases	(1.5)	13.1	—	—	(3.7)
Gain (loss) related to mark-to-market derivative instruments	(30.9)	76.4	(104.2)	33.7	(74.0)
Other, net	5.7	33.6	9.3	10.9	(3.9)

Net income (loss)	$7.2	$235.2	$33.0	$90.4	$(26.3)

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